Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(2,499,764)
Unrealized Gain (Loss) on Market Value of Futures	(1,692,911)
Interest Income	50,012
Total Income (Loss)	$(4,142,663)

Expenses
K-1 Tax Expense	$23,555
Investment Advisory Fee	15,718
Audit Fees	7,524
Brokerage Commissions	1,419
NYMEX License Fee	763
Non-interested Directors' Fees and Expenses	377
Total Expenses	49,356
K-1 Tax Expense Waiver	(19,991)
Audit Fees Waiver	(6,449)
Net Expenses	$22,916
Net Gain (Loss)	$(4,165,579)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/08	$32,612,541
Net Gain (Loss)	(4,165,579)

Net Asset Value End of Period	$28,446,962
Net Asset Value Per Unit (500,000 Units)	$56.89

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502